EXHIBIT 99.2

* Excludes transition debt and Boston Generating Facility debt. Exelon Consolidated 2004 Financial Scorecard ($ in millions, except per share data) Measure 2004 YTD (through September) 2004 Target/Estimate Status Adjusted (non-GAAP) Operating EPS Year-to-date $2.20 $2.75 - $2.90 (Guidance) On track Adjusted (non-GAAP) Operating EPS Quarter-to-date $0.91 $0.90 (Street consensus as of 10/15) On track Exelon Way O&M Savings (pre-tax) Program-to-date $317 $210 On track Exelon Way O&M Savings (pre-tax) Year-over-year $154 $47 On track Exelon Way Cap Ex Savings Program-to-date $251 $200 On track Exelon Way Cap Ex Savings Year-over-year $184 $133 On track Free Cash Flow Year-to-date $1,008 $750 On track Divestitures/Sales Net cash proceeds $389 $375 On track Credit Measures EBITDA Interest Coverage* 7.2x (2003) 8.3x On track Credit Measures Debt to Total Cap* 48% 48% On track